Exhibit 4.4

TWENTY-SECOND SUPPLEMENTAL INDENTURE

BETWEEN

DOMINION ENERGY, INC.

ISSUER

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

SERIES TRUSTEE

DATED AS OF JUNE 1, 2026

2026 SERIES B JUNIOR SUBORDINATED NOTES DUE 2056

ARTICLE VIII MISCELLANEOUS		13

8.1	Modification of Indenture without Consent of Holders	13
8.2	Ratification of Indenture; Twenty-Second Supplemental Indenture Controls	13
8.3	Recitals	13
8.4	Governing Law	13
8.5	Separability	13
8.6	Counterparts	14

EXHIBIT A – FORM OF NOTE		A -1

TWENTY-SECOND SUPPLEMENTAL INDENTURE

THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of June 1, 2026 (the “Twenty-Second Supplemental Indenture”), is between DOMINION ENERGY, INC., a Virginia corporation having its principal office at 600 East Canal Street, Richmond, Virginia 23219 (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee of the series of Securities established by this Twenty-Second Supplemental Indenture, having a corporate trust office at 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019 (herein called the “Series Trustee”).

WHEREAS, the Company has heretofore entered into a Junior Subordinated Indenture II, dated as of June 1, 2006, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) (the “Original Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture, dated as of June 1, 2009 (as so amended, the “Base Indenture”), among the Company, the Original Trustee and the Series Trustee;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by this Twenty-Second Supplemental Indenture, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Series Trustee;

WHEREAS, the Company proposes to create under the Base Indenture a new series of Securities and to appoint the Series Trustee as Trustee under the Base Indenture with respect to such series of Securities; and

WHEREAS, the Company has requested that the Series Trustee execute and deliver this Twenty-Second Supplemental Indenture and all requirements necessary to make this Twenty-Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Notes, when executed by the Company and authenticated and delivered by the Series Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Twenty-Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Notes by the holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Series Trustee as follows:

ARTICLE I

DEFINITIONS

1.1 Definition of Terms. For all purposes of this Twenty-Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(e) a reference to a Section or Article is to a Section or Article of this Twenty-Second Supplemental Indenture unless otherwise stated;

(f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Twenty-Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(g) headings are for convenience of reference only and do not affect interpretation.

“Additional Interest” has the meaning specified in Section 2.5(a).

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Series Trustee is closed for business.

“Calculation Agent” has the meaning set forth in Section 2.5(a).

“Corporate Trust Office of the Series Trustee” means the office of the Series Trustee at which at any particular time its corporate trust business with respect to the series of Securities herein described shall be principally administered, which office at the date of original execution of this Twenty-Second Supplemental Indenture is located at 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019, Attention: Corporates Team – Dominion Energy.

“Definitive Note Certificates” means Junior Subordinated Notes issued in definitive, fully registered form.

“First Reset Date” means December 15, 2036.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the Most Recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the Most Recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be 6.250% per year.

“Global Note” has the meaning specified in Section 2.4(a).

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

“Interest Payment Dates” means June 15 and December 15 of each year, commencing on December 15, 2026.

“Junior Subordinated Notes” has the meaning specified in Section 2.1.

“Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Optional Deferral Period” has the meaning specified in Section 4.1.

“Original Issue Date” means June 16, 2026.

“Rating Agency Event” means as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Company (together with any successor thereto, a “Rating Agency”) in assigning equity credit to securities such as the Junior Subordinated Notes, (a) as such methodology was in effect on June 8, 2026, in the case of any rating agency that published a rating for the Company as of June 8, 2026, or (b) as such methodology was in effect on the date such Rating Agency first published a rating for the Company, in the case of any Rating Agency that first publishes a rating for the Company after

June 8, 2026 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Junior Subordinated Notes by such Rating Agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such Rating Agency to the Junior Subordinated Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Junior Subordinated Notes by such rating agency had the current methodology not been changed.

“Record Date” has the meaning specified in Section 2.5(a).

“Reset Date” means the First Reset Date and December 15 of every fifth year after 2036.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

“Stated Maturity” has the meaning specified in Section 2.2.

“Tax Credit Event” means, if, in the Company’s reasonable determination, there exists a material risk, due to the Junior Subordinated Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Company or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after June 8, 2026, there is more than an insubstantial risk that interest payable by the Company on the Junior Subordinated Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States Federal income tax purposes.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES

2.1 Designation and Principal Amount. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “2026 Series B Junior Subordinated Notes due 2056” (the “Junior Subordinated Notes”), in the initial aggregate principal amount of up to $500,000,000, which amount shall be set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Notes pursuant to Section 2.1 of the Base Indenture and Section 6.1 hereof. Additional Junior Subordinated Notes, without limitation as to amount and without the consent of the holders of the then outstanding Junior Subordinated Notes, may also be authenticated and delivered in the manner provided in Section 2.1 of the Base Indenture. Any such additional Junior Subordinated Notes will have the same Stated Maturity and other terms (except, if applicable, the initial Interest Payment Date and initial interest accrual date) as those initially issued and shall be consolidated with and part of the same series of Junior Subordinated Notes as the Junior Subordinated Notes initially issued under this Twenty-Second Supplemental Indenture.

2.2 Stated Maturity. The “Stated Maturity” of the Junior Subordinated Notes is December 15, 2056, which may not be shortened or extended.

2.3 Form and Payment; Minimum Transfer Restriction.

(a) The Junior Subordinated Notes shall be issued in fully registered global form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal and interest on the Junior Subordinated Notes will be payable, the transfer of such Junior Subordinated Notes will be registrable and such Junior Subordinated Notes will be exchangeable for Junior Subordinated Notes bearing identical terms and provisions at the Corporate Trust Office of the Series Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Register or by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Paying Agent in writing at least five Business Days prior to the Record Date. The Register for the Junior Subordinated Notes shall be kept at the Corporate Trust Office of the Series Trustee, and the Series Trustee is hereby appointed registrar and Paying Agent for the Junior Subordinated Notes.

(b) The Junior Subordinated Notes may be transferred or exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination of less than $2,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Notes for any purpose, including but not limited to the receipt of payments in respect of such Junior Subordinated Notes and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Notes.

2.4 Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary. The Junior Subordinated Notes will be issued to the holders in accordance with the following procedures:

(a) So long as Junior Subordinated Notes are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Notes that are so eligible will be represented by one or more Junior Subordinated Notes in global form (a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(c) below, beneficial owners of a Global Note shall not be entitled to have Definitive Note Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Note Certificates and will not be registered holders of such Global Notes.

(b) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Series Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Notes.

(c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Note may not be exchanged in whole or in part for Junior Subordinated Notes in definitive form, and no transfer of a Global Note may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary, and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, or (ii) the Company, in its sole discretion and subject to the procedures of the Depositary, instructs the Series Trustee in writing to exchange such Global Note for a Junior Subordinated Note that is not a Global Note (in which case such exchange (subject to such procedures) shall be effected by the Series Trustee).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Global Notes shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Series Trustee as custodian for the Depositary.

Definitive Note Certificates issued in exchange for all or a part of a Global Note pursuant to this Section 2.4(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Series Trustee. Upon execution and authentication, the Series Trustee shall deliver such Definitive Note Certificates to the person in whose names such Definitive Note Certificates are so registered.

So long as Junior Subordinated Notes are represented by one or more Global Notes, (i) the registrar for the Junior Subordinated Notes and the Series Trustee shall be entitled to deal with the Depositary for all purposes of the Indenture relating to such Global Notes as the sole holder of the Junior Subordinated Notes evidenced by such Global Notes and shall have no obligations to the holders of beneficial interests in such Global Notes; and (ii) the rights of the holders of beneficial interests in such Global Notes shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such holders and the Depositary and/or the participants in the Depositary.

At such time as all interests in a Global Note have been paid, redeemed, exchanged, repurchased or canceled, such Global Note shall be, upon receipt thereof, canceled by the Series Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Definitive Note Certificates, redeemed by the Company pursuant to Article III or canceled, or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Note by, or at the direction of, the Series Trustee to reflect such reduction or increase.

2.5 Interest.

(a) Each Junior Subordinated Note will bear interest (i) from and including the Original Issue Date to, but excluding the First Reset Date at the rate of 6.250% per year and (ii) from and including the First Reset Date, during each Reset Period, at a rate per year equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 1.702%, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below 6.250%. Subject to the Company’s right to defer interest payments described in Article IV below, interest on the Junior Subordinated Notes is payable semi-annually in arrears on each Interest Payment Date until the principal thereof is paid or made available for payment. If interest payments are deferred or otherwise not paid, they will accrue and compound semi-annually until paid at an annual rate equal to the interest rate then applicable to the Junior Subordinated Notes, to the extent permitted by applicable law (“Additional Interest”). The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable will be paid to the Person in whose name such Junior Subordinated Note is registered, at the close of business on the Record Date next preceding such Interest Payment Date; provided that interest payable at Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred pursuant to Article IV hereof, will forthwith cease to be payable to the Holders on such Record Date and shall be paid to the Person in whose name such Junior Subordinated Note (or any Junior Subordinated Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 2.3 of the Base Indenture. The “Record Date” for payment of interest will be the close of business on the Business Day next preceding the applicable Interest Payment Date, unless such Junior Subordinated Note is registered to a holder other than the Depositary or a nominee of the Depositary, in which case the Record Date for payment of interest will be the close of business on the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day. The interest rate for each Reset Period will be determined by an agent appointed by the Company for such purpose (such agent, the “Calculation Agent”), which agent may be the Company or an affiliate of the Company.

(b) If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.

2.6 Events of Default. An Event of Default as defined in the Base Indenture shall be an Event of Default with respect to the Junior Subordinated Notes provided that the nonpayment of interest for so long as and to the extent that interest is permitted to be deferred pursuant to Article IV herein shall not be deemed to be a default in the payment of interest for the purposes of Article VI of the Base Indenture and shall not otherwise be deemed an Event of Default with respect to the Junior Subordinated Notes. In addition, with respect to any Event of Default under Section 6.1(c) of the Base Indenture, neither the Series Trustee nor the holders of the Junior Subordinated Notes shall have the right or be entitled to declare the principal amount of the Junior Subordinated Notes, together with any accrued interest, to be due and payable immediately notwithstanding the provisions of Section 6.1 of the Base Indenture. For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Series Trustee or the holders of the Junior Subordinated Notes, no breach by the Company of any covenant or obligation under the Indenture or the terms of the Junior Subordinated Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Base Indenture.

2.7 No Sinking Fund. The Junior Subordinated Notes shall not be subject to any sinking fund.

ARTICLE III

REDEMPTION OF THE JUNIOR SUBORDINATED NOTES

3.1 Optional Redemption by Company. The Company shall have the option to redeem the Junior Subordinated Notes:

(a) in whole or in part on one or more occasions at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date;

(b) in whole, but not in part, at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after the occurrence of a Tax Event; and

(c) in whole, but not in part, at a redemption price equal to 102% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after the occurrence of a Rating Agency Event.

(d) in whole, but not in part, at a redemption price equal to 101% of the principal amount of the Junior Subordinated Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if a Tax Credit Event occurs.

The applicable redemption price shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Series Trustee an amount sufficient to pay the applicable redemption price by 10:00 a.m., New York City time, on the date such redemption price is to be paid. The Company will, in an Officers’ Certificate, notify the Series Trustee of the amount of any applicable redemption price promptly after the calculation thereof, and the Series Trustee will not be responsible for such calculation. The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent’s receipt of the required redemption moneys on or before the redemption date (and in no such case such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

3.2 Notice of Redemption. Subject to Article III of the Base Indenture, notice of any redemption pursuant to Article III will be mailed not less than 20 days nor more than 60 days prior to the redemption date to each holder of Junior Subordinated Notes to be redeemed at such holder’s registered address. In addition, unless the Company defaults in payment of the applicable redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Notes called for redemption. Any notice of redemption of the Junior Subordinated Notes upon the occurrence of a Tax Credit Event (a) may only be sent by the later of (i) the end of the calendar year in which the Junior Subordinated Notes were issued and (ii) six months from the Original Issue Date and (b) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

ARTICLE IV

OPTION TO DEFER INTEREST PAYMENTS

4.1 Option to Defer Interest Payments. So long as there is no Event of Default with respect to the Junior Subordinated Notes under the Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Junior Subordinated Notes are registered at the close of business on the Record Date next preceding such Interest Payment Date.

Any deferred interest on the Junior Subordinated Notes will accrue Additional Interest as provided for in Section 2.5(a) above. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.

Unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes and is not deferring any interest payments on the Junior Subordinated Notes at such time, it will not and its Subsidiaries shall not do any of the following:

(i)	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of the Company’s capital stock;

(ii)

pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities that rank on parity with or junior to the Junior Subordinated Notes in right of payment (including debt securities of other series issued under the Base Indenture); or

(iii)	make any payments with respect to any guarantee of indebtedness if the guarantee ranks on parity with or junior to the Junior Subordinated Notes in right of payment.

However, the foregoing provisions shall not prevent or restrict the Company from making:

(a) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

(b) any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

(c) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or with any split, reclassification or similar transaction;

(d) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f) payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(g) any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Company to breach the terms of the instrument governing such parity securities;

(h) any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or

(i) for the avoidance of doubt, the conversion of shares of the Company’s convertible capital stock, if any, in accordance with the terms of such convertible capital stock.

4.2 Notice of Deferral. The Company shall give the Series Trustee written notice of its election to begin an Optional Deferral Period at least one Business Day before the Record Date for the next Interest Payment Date, which notice shall contain an instruction for the Series Trustee to forward such notice to the holders of the Junior Subordinated Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period unless the Company pays such interest payment within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.

ARTICLE V

FORM OF JUNIOR SUBORDINATED NOTE

5.1 Form of Junior Subordinated Note. The Junior Subordinated Notes and the Series Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

ARTICLE VI

ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES

6.1 Original Issue of Junior Subordinated Notes. Junior Subordinated Notes in the initial aggregate principal amount of up to $500,000,000 may be executed by an Officer of the Company and delivered to the Series Trustee for authentication by it, and the Series Trustee shall thereupon authenticate and deliver said Junior Subordinated Notes to or upon the written order of the Company in accordance with the terms of the Base Indenture. For the avoidance of doubt, no corporate seal or attestation shall be required for the Company’s due execution of the Junior Subordinated Notes.

ARTICLE VII

THE SERIES TRUSTEE

7.1 Appointment of Series Trustee. Pursuant to the Base Indenture and pursuant to this Twenty-Second Supplemental Indenture, the Company hereby appoints the Series Trustee as Trustee under the Base Indenture with respect to the Junior Subordinated Notes, and by execution hereof the Series Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Original Trustee under the Base Indenture shall be vested in the Series Trustee with respect to the Junior Subordinated Notes, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, trusts and duties with respect to the Junior Subordinated Notes.

7.2 Eligibility of Series Trustee. The Series Trustee hereby represents that it is qualified and eligible under Section 7.9 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Junior Subordinated Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

7.3 Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints Deutsche Bank Trust Company Americas as registrar and “Paying Agent” with respect to the Junior Subordinated Notes.

7.4 Concerning the Trustees. Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Twenty-Second Supplemental Indenture other than as set forth in the Base Indenture or (with respect to the Series Trustee) as expressly set forth herein and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Base Indenture separate and apart from any trust or trusts under the Base Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this Twenty-Second Supplemental Indenture to sections of the Base Indenture that require or permit actions by the Original Trustee with respect to Securities of the series established hereby shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

7.5 Patriot Act Requirements of Series Trustee. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Series Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Series Trustee. Accordingly, the Company agrees to provide to the Series Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Series Trustee to comply with Applicable AML Law.

7.6 Notice upon Series Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any holder to or upon the Series Trustee, registrar or Paying Agent for the Junior Subordinated Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Series Trustee.

ARTICLE VIII

MISCELLANEOUS

8.1 Modification of Indenture without Consent of Holders. In addition to subsections (a) through (i) of Section 10.1 of the Base Indenture, without the consent of any Holders of a Junior Subordinated Note, the Company and the Series Trustee may amend the Junior Subordinated Notes, the Base Indenture (in so far as it relates to the Junior Subordinated Notes) and this Twenty-Second Supplemental Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the prospectus supplement dated June 8, 2026 for the Junior Subordinated Notes under the heading “Description of the Junior Subordinated Notes.”

8.2 Ratification of Indenture; Twenty-Second Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Junior Subordinated Notes) amended by this Twenty-Second Supplemental Indenture, is in all respects ratified and confirmed, and this Twenty-Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Twenty-Second Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

8.3 Recitals. The recitals herein contained are made by the Company only and not by the Original Trustee or the Series Trustee, and neither the Original Trustee nor the Series Trustee assumes any responsibility for the correctness thereof. Neither the Original Trustee nor the Series Trustee makes any representation as to the validity or sufficiency of this Twenty-Second Supplemental Indenture or the terms or provisions hereof. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Original Trustee, including, without limitation, its right to be indemnified, shall be applicable, but only to the Series Trustee in respect of the Junior Subordinated Notes and of this Twenty-Second Supplemental Indenture (to the extent relating to the Junior Subordinated Notes) as fully and with like effect as if set forth herein in full. The Series Trustee shall not be responsible for the due execution hereof by the Company or the consequences of any amendment herein provided for, and the Series Trustee makes no representation as to such matters.

8.4 Governing Law. This Twenty-Second Supplemental Indenture and each Junior Subordinated Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

8.5 Separability. In case any one or more of the provisions contained in this Twenty-Second Supplemental Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Twenty-Second Supplemental Indenture or of the Junior Subordinated Notes, but this Twenty-Second Supplemental Indenture and the Junior Subordinated Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

8.6 Counterparts. This Twenty-Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twenty-Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Twenty-Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Twenty-Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties to this Twenty-Second Supplemental Indenture or any certificate or other document delivered pursuant to the Indenture (other than a Global Note or Definitive Note Certificate) may be in electronic form and any such electronic signature shall be deemed to be such signatory’s original signature for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Second Supplemental Indenture to be duly executed as of the date first above written.

DOMINION ENERGY, INC.

By:	/s/ David M. McFarland
Name:	David M. McFarland
Title:	Senior Vice President – Investor Relations
and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Series Trustee

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Director

EXHIBIT A

FORM OF

2026 SERIES B JUNIOR SUBORDINATED NOTE DUE 2056

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN MINIMUM DENOMINATIONS OF $2,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF LESS THAN $2,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

*	Insert in Global Notes.

DOMINION ENERGY, INC.

[Up to]* $[ ]

2026 SERIES B JUNIOR SUBORDINATED NOTE DUE 2056

Dated: [    ] [  ], 20[ ]

NUMBER R-[ ]	CUSIP NO: 25746U ED7

Registered Holder: [           ]

DOMINION ENERGY, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of [ ] Dollars]** [specified in the Schedule of Increases or Decreases annexed hereto]* on December 15, 2056 (the “Stated Maturity”). The Company further promises to pay to the Registered Holder of this note (the “Note”) as hereinafter provided interest on said principal sum (subject to deferral as set forth herein) at the rate specified in the Twenty-Second Supplemental Indenture (as defined herein) semi-annually in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing December 15, 2026, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Note, in which case from June 16, 2026, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for or if no interest has yet been paid or duly provided for on this Note, in which case from June 16, 2026), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Twenty-Second Supplemental Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum borne by this Note, compounded semi-annually.

The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the close of business on the Business Day next preceding the Interest Payment Date, unless this Note is registered to a holder other than The Depository Trust Company or a nominee of The Depository Trust Company, in which case the Record Date will be the close of business on the fifteenth calendar day preceding such Interest Payment Date whether or not a Business Day.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

*	Insert in Global Notes.
**	Insert in Notes other than Global Notes.

If an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.

At the Company’s option, so long as there is no Event of Default with respect to the Junior Subordinated Notes under the Indenture, it may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

Any deferred interest on the Junior Subordinated Notes will accrue Additional Interest as provided for in the Twenty-Second Supplemental Indenture. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.

Unless the Company has paid all accrued and payable interest on the Junior Subordinated Notes and is not deferring any interest payments on the Junior Subordinated Notes at such time, it will not and its Subsidiaries shall not do any of the following:

(i)	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of the Company’s capital stock;

(ii)

pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities that rank on parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Base Indenture); or

(iii)	make any payments with respect to any guarantee of indebtedness if the guarantee ranks on parity with or junior to the Junior Subordinated Notes.

However, the foregoing provisions shall not prevent or restrict the Company from making:

(a) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

(b) any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

(c) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or with any split, reclassification or similar transaction;

(d) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f) payments on the Junior Subordinated Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(g) any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Company to breach the terms of the instrument governing such parity securities;

(h) any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or

(i) for the avoidance of doubt, the conversion of shares of the Company’s convertible capital stock, if any, in accordance with the terms of such convertible capital stock.

The Company shall give the Series Trustee written notice of its election to begin an Optional Deferral Period at least one Business Day before the Record Date for the next Interest Payment Date, which notice shall contain an instruction for the Series Trustee to forward such notice to the holders of the Junior Subordinated Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period unless the Company pays such interest payment within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.

This Note may be presented for payment of principal and interest at the principal corporate trust office of the Paying Agent; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date.

The Notes of this series shall have an initial aggregate principal amount of up to $500,000,000.

The Notes evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Notes in a denomination of less than $2,000 shall be deemed to be void and of no legal effect whatsoever.

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Priority Indebtedness of the Company and each holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Series Trustee under the Indenture.

IN WITNESS WHEREOF, DOMINION ENERGY, INC. has caused this instrument to be duly executed.

DOMINION ENERGY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series Trustee

By:
Authorized Signatory

REVERSE OF NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series pursuant to the Junior Subordinated Indenture II, dated as of June 1, 2006, as heretofore supplemented and amended, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) (herein called the “Original Trustee”), as supplemented and amended by the Third Supplemental and Amending Indenture dated as of June 1, 2009 (as so amended, the “Base Indenture”), by and among the Company, the Original Trustee and Deutsche Bank Trust Company Americas, as Series Trustee, as further supplemented and amended by a Twenty-Second Supplemental Indenture dated as of June 1, 2026 by and between the Company and Deutsche Bank Trust Company Americas, as Trustee of the series of Securities established thereby (herein called the “Series Trustee,” which term includes any successor series trustee for the Junior Subordinated Notes under the Indenture) (the “Twenty-Second Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Original Trustee, the Series Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Junior Subordinated Notes”) which is unlimited in aggregate principal amount.

Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Junior Subordinated Notes:

(a) in whole or in part on one or more occasions at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date;

(b) in whole, but not in part, at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after the occurrence of a Tax Event;

(c) in whole, but not in part, at a redemption price equal to 102% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, at any time within 120 days after a Rating Agency Event; and

(d) in whole, but not in part, at a redemption price equal to 101% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if a Tax Credit Event occurs.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Any consent or waiver by the Holder of this Note given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Junior Subordinated Notes issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Note or such other Junior Subordinated Notes. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the places, at the respective times, at the rates and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Junior Subordinated Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Junior Subordinated Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any shareholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness and to take other positions for such tax purposes as set forth in the Twenty-Second Supplemental Indenture.

This Note shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

.

(please insert Social Security or other identifying number of assignee)

.

.

.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

.

.

.

.

.

.

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: __________________ __, ____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Note is: $

Changes to Principal Amount of Global Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Officer of Series Trustee